Exhibit 99.1

Carbonite Reports Strong Second Quarter 2013 Financial Results

Revenue of $26.2 million, Up 30% Year Over Year

Bookings of $27.4 million, Up 24% Year Over Year

Raises Full Year Guidance

BOSTON, MA – July 30, 2013 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud solutions that keep small businesses and home offices running smoothly, today announced financial results for the quarter ended June 30, 2013.

“Carbonite delivered a strong quarter, highlighted by accelerating bookings growth, continued robust performance in the small business market and our fourth consecutive quarter of positive free cash flow,” said David Friend, Chairman and Chief Executive Officer of Carbonite. “We made significant progress strengthening our product portfolio, especially as it relates to our increasing focus on the small business market, and in expanding our indirect distribution channels. The steps that we’re taking to transform the business, combined with the investments we’ve already made in our brand, infrastructure and support, position us well to deliver solutions that keep the world’s small businesses running.”

Financial and Operating Metrics for the Second Quarter Ended June 30, 2013

•	Bookings for the second quarter of 2013 were $27.4 million, an increase of 24% from $22.1 million in the second quarter 2012.

•	Revenue for the second quarter of 2013 was $26.2 million, an increase of 30% from $20.2 million in the second quarter of 2012.

•	Gross margin for the second quarter of 2013 was 67.7%, compared to 65.5% in the second quarter of 2012.

•	Net loss for the second quarter of 2013 was ($2.3) million, compared to ($4.2) million in the second quarter of 2012.

•	Net loss for the second quarter of 2013 was ($0.09) per share (basic and diluted), compared to a net loss of ($0.17) per share (basic and diluted) in the second quarter of 2012.

•

Non-GAAP gross margin, which excludes amortization expense on intangible assets and stock-based compensation expense, was 68.8% in the second quarter of 2013, compared to 66.2% in the second quarter of 2012.

•

Non-GAAP net loss, which excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, and a lease exit charge associated with our data center relocation was ($0.4) million or ($0.02) per share for the second quarter of 2013 compared to ($2.9) million or ($0.11) per share in the second quarter of 2012.

•	Cash flow from operations for the second quarter of 2013 was $3.4 million, compared to $1.4 million in the second quarter of 2012.

•	Non-GAAP free cash flow for the second quarter of 2013 was $1.2 million, compared to ($2.1) million in the second quarter of 2012.

•	Cash, cash equivalents and marketable securities were $58.5 million as of June 30, 2013, compared to $56.5 million as of March 31, 2013 and $65.7 million as of June 30, 2012.

•	Quarterly retention rate was in the 96% to 97% range, consistent with prior quarters since 2009.

An explanation of non-GAAP measures is provided under the “Non-GAAP Financial Measures” below and reconciliation to the most comparable GAAP measure is provided in the tables at the end of this press release.

Recent Business Highlights:

•

Announced that it is bringing enterprise-class server backup capabilities to the small business market with the introduction of Enhanced Server Backup. Enhanced Server Backup delivers the best of both worlds – the speed of local backup plus the ultimate safety of cloud backup.

•

Announced a beta program for its new line of all-in-one business continuity appliances. Carbonite’s appliances will be tuned for optimal speed for backup and restore operations, and will include virtual machine failover and will offer the speed benefits of local backups along with the ultimate safety of cloud storage.

•

Named best cloud backup and disaster recovery vendor (Gold winner) in ChannelPro-SMB’s 2013 Readers’ Choice Awards. More than 1,000 VARs, MSPs, systems integrators, custom builders and IT consultants in the channel cast their votes for the most SMB and partner-friendly products, technologies, services, programs, and professional organizations in the channel today.

•

Expanded the executive team with the appointment of Randy Bogue as Vice President of Talent. Bogue, who joins the Carbonite team with nearly two decades of experience in recruiting and talent management, will be responsible for talent acquisition, retention, development and enhancing our high performance culture.

•

Named one of the Best Places to Work by the Boston Business Journal for the fourth consecutive year. The honor recognizes Carbonite’s achievements in creating an environment that attracts and retains talented people through a combination of great opportunities, dedicated peers and a unique company culture.

•

Expanded the content available on its Small Business Hub, with “Friends with Friend,” a video series hosted by Carbonite CEO, David Friend. The series will appear on Carbonite’s Small Business Hub, which features information and resources on how small businesses can increase productivity and streamline operations.

Business Outlook

Based on information available as of July 30, 2013, Carbonite is issuing guidance for the third quarter and full year 2013 as follows:

Third Quarter 2013: The Company expects total revenue for the third quarter to be in the range of $26.9 million to $27.1 million and non-GAAP net loss per common share to be in the range of ($0.07) to ($0.08). Carbonite’s expectations of non-GAAP net loss per diluted common share for the third quarter exclude stock-based compensation expense, patent litigation expense and amortization expense on intangible assets, and assume a tax rate of 0% and weighted average shares outstanding of approximately 26.2 million.

Full Year 2013: The Company expects 2013 total revenue to be in the range of $105.0 million to $106.0 million and non-GAAP net loss per diluted common share to be in the range of ($0.34) to ($0.36). Carbonite’s expectations of non-GAAP net loss per common share for the full year excludes stock-based compensation expense, patent litigation expense, a lease exit charge and amortization expense on intangible assets, and assumes a tax rate of 0% and weighted average shares outstanding of approximately 26.0 million.

Conference Call and Webcast Information

Carbonite will host a conference call on July 30, 2013, at 5:00 p.m. Eastern Time (ET) to discuss the Company’s second quarter financial results and its business outlook. To access this call, dial 888-797-2998 (domestic) or +1-913-312-9306 (international). The conference ID is 1730191. A replay of this conference call will be available until August 6, 2013 at 877-870-5176 (domestic) or +1-858-384-5517 (international). The replay pass code is 1730191. A live web cast of this conference call will also be available in the investor relations section on the Company’s website at http://investor.carbonite.com under “Events and Presentations” and a replay will be archived on the website as well.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including bookings, non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share, and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue during the same period. Non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share exclude amortization expenses on intangible assets, stock-based compensation expenses, patent litigation expenses and a lease exit charge associated with our data center relocation from net loss. Non-GAAP free cash flow is calculated by adding the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities. Quarterly retention rate is defined as the percentage of customers on the last day of the prior quarter who remain customers on the last day of the current quarter.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, and our expectations concerning market opportunities and our ability to capitalize on them. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to profitably attract new customers and retain existing customers, the Company’s dependence on the market for online computer backup services, the Company’s ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About Carbonite

Carbonite (NASDAQ: CARB) keeps small businesses and home offices running smoothly. Carbonite offers a comprehensive suite of affordable services for data protection, recovery and anywhere, anytime access. More than 1.5 million customers, including 50,000 small businesses, trust Carbonite’s secure, easy-to-use cloud backup solutions and award-winning U.S.-based customer support. For more information, please visit Carbonite.com, connect with us on Twitter @carbonite and @carbonitebiz, or visit our Facebook page.

Carbonite, Inc.

Condensed Consolidated Statement of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue	$26,216	$20,247	$50,724	$38,794
Cost of revenue	8,455	6,994	17,293	13,779

Gross profit	17,761	13,253	33,431	25,015

Operating expenses:
Research and development	4,901	5,029	10,377	9,869
General and administrative	3,528	2,377	8,305	4,613
Sales and marketing	11,511	10,070	24,193	22,685
Restructuring charges	126	—	272	1,174

Total operating expenses	20,066	17,476	43,147	38,341

Loss from operations	(2,305)	(4,223)	(9,716)	(13,326)

Interest and other income (expense), net	(2)	2	—	(1)

Loss before income taxes	(2,307)	(4,221)	(9,716)	(13,327)

Provision for income taxes	(10)	(10)	(20)	(20)

Net loss	$(2,317)	$(4,231)	$(9,736)	$(13,347)

Basic and diluted net loss per share	$(0.09)	$(0.17)	$(0.38)	$(0.53)

Weighted-average number of common shares used in computing basic and diluted net loss per share	26,014,409	25,448,791	25,951,899	25,337,653

Carbonite, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	June 30, 2013	December 31, 2012

Assets
Current assets
Cash and cash equivalents	$43,550	$40,341
Marketable securities	14,986	14,990
Accounts receivable, net	2,133	1,549
Prepaid expenses and other current assets	2,301	2,369
Restricted cash	500	500

Total current assets	63,470	59,749

Property and equipment, net	24,126	24,622
Other assets	241	147
Acquired intangible assets, net	4,393	4,871
Goodwill	11,536	11,536

Total assets	$103,766	$100,925

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,536	$6,247
Accrued expenses	9,444	5,068
Current portion of deferred revenue	66,491	60,119

Total current liabilities	80,471	71,434

Deferred revenue, net of current portion	14,741	15,087
Other long-term liabilities	523	473

Total liabilities	95,735	86,994

Stockholders’ equity
Common stock	261	258
Additional paid-in capital	136,908	133,059
Accumulated deficit	(129,109)	(119,373)
Treasury stock, at cost	(22)	(22)
Accumulated other comprehensive income	(7)	9

Total stockholders’ equity	8,031	13,931

Total liabilities and stockholders’ equity	$103,766	$100,925

Carbonite, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

(In thousands)

	Six Months Ended June 30,
	2013	2012

Operating activities
Net loss	$(9,736)	$(13,347)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,319	5,090
Amortization (accretion) of premium (discount) on marketable securities	(8)	120
Stock-based compensation expense	2,484	1,959
Provision for reserves on accounts receivable	10	42
Non-cash restructuring charge	173	1,017
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(594)	(96)
Prepaid expenses and other current assets	68	47
Other assets	(94)	9
Accounts payable	(1,714)	(1,395)
Accrued expenses	4,206	241
Other long-term liabilities	50	26
Deferred revenue	6,026	7,831

Net cash provided by operating activities	7,190	1,544

Investing activities
Purchases of property and equipment	(5,345)	(8,417)
Proceeds from maturities of marketable securities	5,000	5,000
Purchases of marketable securities	(5,000)	(1,210)
Increase in restricted cash	—	(500)

Net cash used in investing activities	(5,345)	(5,127)

Financing activities
Proceeds from exercise of stock options	1,368	717

Net cash provided by financing activities	1,368	717

Effect of currency exchange rate changes on cash	(4)	5
Net increase (decrease) in cash and cash equivalents	3,209	(2,861)
Cash and cash equivalents, beginning of period	40,341	59,842

Cash and cash equivalents, end of period	$43,550	$56,981

Carbonite, Inc.

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(In thousands, except share and per share amounts)

Calculation of Bookings

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue	$26,216	$20,247	$50,724	$38,794

Add :
Deferred revenue ending balance	81,232	67,527	81,232	67,527
Less :
Deferred revenue beginning balance	80,025	65,643	75,206	59,696

Change in deferred revenue balance	1,207	1,884	6,026	7,831

Bookings	$27,423	$22,131	$56,750	$46,625

Calculation of Non-GAAP Net Loss and Non-GAAP Net Loss per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net loss	$(2,317)	$(4,231)	$(9,736)	$(13,347)

Add:
Amortization of intangibles	214	66	478	133
Stock-based compensation expense	1,165	1,003	2,484	1,959
Patent litigation expense	400	311	1,583	518
Lease exit charge	107	—	107	1,174

Non-GAAP net loss	$(431)	$(2,851)	$(5,084)	$(9,563)

Weighted average shares outstanding (basic)	26,014,409	25,448,791	25,951,899	25,337,653

Non-GAAP net loss per share	$(0.02)	$(0.11)	$(0.20)	$(0.38)

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Gross profit	$17,761	$13,253	$33,431	$25,015
Add:
Amortization of intangibles	110	44	228	88
Stock-based compensation expense	164	106	296	201

Non-GAAP gross profit	$18,035	$13,403	$33,955	$25,304

Non-GAAP gross margin	68.8%	66.2%	66.9%	65.2%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Research and development	$4,901	$5,029	$10,377	$9,869
Less:
Stock-based compensation expense	162	274	398	566

Non-GAAP research and development	$4,739	$4,755	$9,979	$9,303

General and administrative	$3,528	$2,377	$8,305	$4,613
Less:
Amortization of intangibles	39	7	87	15
Stock-based compensation expense	514	399	1,164	765
Patent litigation expense	400	311	1,583	518

Non-GAAP general and administrative	$2,575	$1,660	$5,471	$3,315

Sales and marketing	$11,511	$10,070	$24,193	$22,685
Less:
Amortization of intangibles	65	15	163	30
Stock-based compensation expense	325	224	626	427

Non-GAAP sales and marketing	$11,121	$9,831	$23,404	$22,228

Restructuring charges	$126	$—	$272	$1,174
Less:
Lease exit charge	107	—	107	1,174

Non-GAAP restructuring charges	$19	$—	$165	$—

Calculation of Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net cash provided by operating activities	$3,405	$1,399	$7,190	$1,544

Add
Cash portion of lease exit charge	—	—	—	157
Subtract:
Purchases of property and equipment	2,214	3,491	5,345	8,417

Free cash flow	$1,191	$(2,092)	$1,845	$(6,716)

Investor Relations Contacts:

Emily Walt

Carbonite

617-927-1972

ewalt@carbonite.com

Media Contact:

Erin Delaney

Carbonite

617-421-5637

media@carbonite.com